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                                                             ROBERT TRACHTENBERG
                                                           Senior Vice President
                                                  Administration & Legal Affairs


August 4, 1998


Accent Software International Ltd.
28 Pierre Koenig Street
Jerusalem 91530
Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about August 4, 1998 (the "Registration Statement") in connection with the registration of under the Securities Act of 1933, as amended, of up to 5,000,000 Ordinary Shares (the "Shares"). The Shares either have been or are to be issued by the Company upon the conversion of various debts of the Company, and once issued and registered may be offered for sale for the benefit of the selling shareholder named in the Registration Statement. I understand that the Shares are to be sold from time to time in the over-the-counter market at prevailing prices or as otherwise described in the Registration Statement. As your legal counsel, I have also examined the proceedings taken by you in connection with the issuance of the Shares.

It is my opinion that, subject to the fulfillment of the terms and conditions of the agreements underlying the conversion of the debts into the Company's shares, the Shares will be validly issued, fully paid and non-assessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,


/s/ Robert Trachtenberg


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                         ACCENT SOFTWARE INTERNATIONAL LTD.
          PO Box 53063 Jerusalem 91530 Israel Phone 972 (2) 6793723 Ext 242
                                 Fax 972 (2) 6796188
                           Internet: bobt@accentsoft.com